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                                                                Exhibit 99(e)(4)









                           EMPLOYEE MATTERS AGREEMENT

                                     BETWEEN

                              UTILICORP UNITED INC.

                                       AND

                                  AQUILA, INC.


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  DEFINITIONS........................................................1


ARTICLE II  GENERAL PRINCIPLES................................................7

   2.01     Assumption of Aquila Liabilities..................................7
   2.02     Establishment of Aquila Plans.....................................7
   2.03     Aquila's Participation in UtiliCorp Plans.........................8
   2.04     Terms of Participation by Aquila Employees in Aquila Plans........9
   2.05     Union Plans.......................................................9

ARTICLE III  DEFINED BENEFIT PLAN............................................10

   3.01     Cooperation......................................................10

ARTICLE IV  DEFINED CONTRIBUTION PLANS.......................................10

   4.01     ESP..............................................................10
   4.02     No Distribution to Aquila Employees..............................10
   4.03     Aquila Retired Employees.........................................10

ARTICLE V  NON-QUALIFIED AND OTHER PLANS.....................................10

   5.01     Deferred Compensation Plan.......................................10
   5.02     SERP Benefits....................................................11
   5.03     Aquila Change in Control Programs; Establishment of the
            Aquila Change in Control Programs................................11
   5.04     Aquila Rabbi Trust...............................................11
   5.05     Severance Plan...................................................11

ARTICLE VI  HEALTH AND WELFARE PLANS.........................................12

   6.01     Assumption of Health and Welfare Plan Liabilities................12
   6.02     Claims for Health and Welfare Plans..............................12
   6.03     Transitional Arrangements........................................13
   6.04     Vendor and Insurance Arrangements................................14
   6.05     COBRA............................................................14
   6.06     Leave of Absence Programs........................................15
   6.07     UtiliCorp Workers' Compensation Program..........................15

ARTICLE VII  EQUITY AND OTHER COMPENSATION...................................16

   7.01     UtiliCorp Options................................................16
   7.02     UtiliCorp Incentive Plan.........................................17
   7.03     Stock Purchase Plan..............................................17
   7.04     Aquila Omnibus Incentive Compensation Plan.......................17
   7.05     UtiliCorp Restricted Stock.......................................17

ARTICLE VIII  FRINGE AND OTHER BENEFITS......................................17

   8.01     Employee Assistance Program......................................17
   8.02     Educational Assistance Program...................................18
   8.03     Executive Financial Planning.....................................18

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   8.04     Relocation.......................................................18
   8.05     Other Benefits...................................................18

ARTICLE IX ADMINISTRATIVE MATTERS............................................18

   9.01     Transitional Services Agreement..................................18
   9.02     Payment of Liabilities, Plan Expenses and Related Matters........19
   9.03     Sharing of Participation Information.............................19
   9.04     Reporting and Disclosure Communications to Participants..........19
   9.05     Audits Regarding Vendor Contracts................................19
   9.06     Beneficiary Designations.........................................20
   9.07     Requests for IRS and DOL Opinions................................20
   9.08     Fiduciary Matters................................................20
   9.09     Consent of Third Parties.........................................20
   9.10     UtiliCorp Intranet...............................................20
   9.11     Tax Cooperation..................................................20
   9.12     Plan Returns.....................................................20

ARTICLE X  EMPLOYMENT-RELATED MATTERS........................................21

   10.01    Terms of Aquila Employment.......................................21
   10.02    HR Data Support Systems..........................................21
   10.03    Non-Solicitation of Employees....................................21
   10.04    Employment of Employees with U.S. Work Visas.....................21
   10.05    Confidentiality and Property Information.........................21
   10.06    Payroll and Withholding..........................................24
   10.07    Personnel Records................................................25
   10.08    Non-Termination of Employment; No Third-Party Beneficiaries......25

ARTICLE XI  GENERAL PROVISIONS...............................................25

   11.01    Effect If Group Status Change Date Does Not Occur................25
   11.02    Relationship of Parties..........................................25
   11.03    Affiliated Companies.............................................26
   11.04    Failure or Indulgence Not Waiver; Remedies Cumulative............26
   11.05    Governing Law....................................................26
   11.06    Severability.....................................................26
   11.07    Amendment........................................................26
   11.08    Termination......................................................26
   11.09    Counterparts.....................................................26
   11.10    Notices..........................................................27
   11.11    Binding Effect...................................................27
   11.12    Entire Agreement.................................................27
   11.13    Interpretation...................................................27
   11.14    Right of Set-Off.................................................27
   11.15    Employees Based Outside of the United States.....................27

SCHEDULE 2.01................................................................29


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         THIS EMPLOYEE MATTERS AGREEMENT (this "AGREEMENT") is entered into as of April 24, 2001, between UtiliCorp United Inc., a Delaware corporation ("UTILICORP"), and Aquila, Inc., a Delaware corporation ("AQUILA").

         WHEREAS, UtiliCorp and Aquila have entered into the Master Separation Agreement, pursuant to which UtiliCorp and Aquila have agreed to take certain actions to effect the Separation; and

         WHEREAS, in furtherance of the transactions contemplated by the Master Separation Agreement, UtiliCorp and Aquila have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and other employment matters;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Master Separation Agreement.

         In this Agreement, the following capitalized terms shall have the following meanings:

"AQUILA" has the meaning given to it in the introductory paragraph herein. In all instances in which Aquila is referred to in this Agreement, it shall (unless otherwise specifically provided) also be deemed to include each member of the Aquila Group.

"AQUILA EMPLOYEE" means (a) any individual who, at the relevant time, is: (i) either actively employed by, or on a leave of absence from, the Aquila Group;
(ii) an Aquila Terminated Employee; or (iii) an alternate payee under a QDRO, an alternate recipient under a QMCSO, or a beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case of an employee described in clause (i) or (ii) above, with respect to that employee's or former employee's benefit under the applicable Plan(s), (provided, however, that unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent or qualified beneficiary shall not otherwise be considered an Aquila Employee, unless he or she is an Aquila Employee by virtue of subsection (i) or (ii)); or (b) any individual or group of individuals designated by UtiliCorp and Aquila, by mutual agreement, as Aquila Employees; provided, however, that "Aquila Employee" shall not include an Aquila Retired Employee. An employee may be an Aquila Employee regardless of whether such employee is, at the relevant time, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a UtiliCorp Plan, and regardless of whether, at the relevant time, such employee is then receiving any benefits from a UtiliCorp Plan.

"AQUILA INCENTIVE PLAN" means the annual and long-term incentive plan(s) to be established by Aquila under Section 7.02.


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"AQUILA RETIRED EMPLOYEE" means any Aquila Employee who retired on or before the
Group Status Change Date, or such other date as the parties may mutually agree for a particular purpose, and who is identified as an Aquila Retired Employee by mutual agreement between the parties on or before such date.

"AQUILA TERMINATED EMPLOYEE" means any individual who is a former employee of the UtiliCorp Group who was terminated from the Aquila Group on or before the Group Status Change Date, or such other date as the parties may mutually agree for a particular purpose, but shall not include, unless otherwise expressly provided to the contrary in this Agreement, (a) an individual who is a UtiliCorp Employee at such date; (b) an individual who is otherwise an Aquila Terminated Employee, but who is subsequently employed by the UtiliCorp Group on or prior to such date; or (c) an Aquila Retired Employee.

"AQUILA WCP CLAIMS" means all claims that are, or have been, incurred by Aquila Employees under the UtiliCorp WCP before the Insurance Transition Date or such other date as the parties may mutually agree.

"ASO CONTRACTS" means administrative services only contracts.

"CHANGE IN CONTROL PROGRAMS," when immediately preceded by "UtiliCorp," means the individual change in control agreements entered into by UtiliCorp with executives of UtiliCorp or Aquila, and, when immediately preceded by "Aquila," "Change in Control Programs" means the individual change in control arrangements entered into by Aquila with executives of Aquila and any change in control plans or agreements to be established by Aquila pursuant to Sections 2.02 and 5.03.

"COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

"DEFERRED COMPENSATION PLAN," when immediately preceded by "UtiliCorp," means the UtiliCorp United Inc. Capital Accumulation Plan, and, when immediately preceded by "Aquila," "Deferred Compensation Plan" means the Aquila deferred compensation plan to be established by Aquila pursuant to Sections 2.02 and 5.01.

"DOL" means the United States Department of Labor.

"EMPLOYEE AGREEMENT" means the confidentiality agreement, and corresponding agreements in foreign countries, executed by UtiliCorp or Aquila Employees in connection with their employment.

"EMPLOYMENT LIABILITIES" means all claims, causes of action, demands, liabilities, debts or damages (known or unknown) related to all employment matters addressed in this Agreement, including but not limited to claims arising under ERISA, the Code, or the Americans with Disabilities Act; claims for breach of contract, breach of fiduciary duty, promissory estoppel, or equitable estoppel; claims for lost or unpaid wages or other employee benefits; claims under the FMLA; claims under Title VII of the Civil Rights Act of 1964, as amended; and claims under state law for intentional infliction of emotional distress, pain, suffering or anxiety, negligence, outrageous conduct, invasion of privacy, harassment,


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assault, battery, defamation, slander, libel, wrongful or constructive discharge or any other actions arising in tort or contract or under any other federal or state statute or regulation or local ordinance.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ESP," when immediately preceded by "UtiliCorp," means the UtiliCorp United Inc. Retirement Investment Plan, a defined contribution plan including the stock contribution portion of the UtiliCorp ESP, and, when immediately preceded by "Aquila," "ESP" means the employee savings plan to be established by Aquila pursuant to Sections 2.02 and 4.01 that corresponds to the UtiliCorp ESP.

"FLEXIBLE BENEFITS PLAN," when immediately preceded by "UtiliCorp," means the UtiliCorp flexible benefits plan, and, when immediately preceded by "Aquila," "Flexible Benefits Plan" means the Aquila flexible benefits plan to be established by Aquila pursuant to Sections 2.02 and Article VI.

"FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

"FOREIGN PLAN," when preceded by "UtiliCorp," means a Plan maintained by UtiliCorp for the benefit of its employees outside the U.S. and when preceded by "Aquila," "Foreign Plan" means a Plan maintained by Aquila for the benefit of its employees outside the U.S.

"FRINGE BENEFITS," when immediately preceded by "UtiliCorp," means the UtiliCorp employee assistance program and other fringe benefits, plans, programs and arrangements sponsored and maintained by UtiliCorp (as set forth in Article
VIII), and, when immediately preceded by "Aquila," "Fringe Benefits" means the fringe benefits, plans, programs and arrangements established or to be established by Aquila pursuant to Section 2.02 and Article VIII.

"GROUP STATUS CHANGE" means the earlier to occur of (a) the Distribution or (b) UtiliCorp ceasing to own at least 80% of (i) the combined voting power of all shares of all classes of Aquila stock entitled to vote then outstanding and (ii) the total value of all shares of all classes of Aquila stock then outstanding. UtiliCorp's ownership of outstanding Aquila stock shall be determined pursuant to Sections 414 and 1563 of the Code.

"GROUP STATUS CHANGE DATE" means the date on which the Group Status Change occurs, or such other date as the parties shall mutually agree upon.

"HCFA" means the United States Health Care Financing Administration.

"HEALTH AND WELFARE CHANGE DATE" means the Group Status Change Date or such other date as the parties may mutually agree. The parties may mutually agree that the Health and Welfare Change Date shall be different for different Health and Welfare Plans.

"HEALTH AND WELFARE PLANS," when immediately preceded by "UtiliCorp," means the UtiliCorp Health Plans, the UtiliCorp Flexible Benefits Plan, and any other health and welfare plans established and maintained by UtiliCorp for the benefit of employees and


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retirees of the UtiliCorp Group, and such other welfare plans or programs as may apply to such employees and retirees as of the Health and Welfare Change Date, and, when immediately preceded by "Aquila," "Health and Welfare Plans" means the Aquila Health Plans, the Aquila Flexible Benefits Plan, and the health and welfare plans to be established by Aquila pursuant to Section 2.02 and Article
VI and any similar or successor plans, programs or arrangements.

"HEALTH PLANS," when immediately preceded by "UtiliCorp," means the health plans, programs and arrangements and any similar or successor plans, programs or arrangements established and maintained by UtiliCorp for the benefit of employees, and, when immediately preceded by "Aquila," "Health Plans" means the health plans, programs and arrangements to be established by Aquila pursuant to
Section 2.02 and Article VI and any similar or successor plans, programs or arrangements.

"HMO" means a health maintenance organization that provides benefits under the UtiliCorp Health Plans or the Aquila Health Plans.

"INSURANCE TRANSITION DATE" means the second anniversary of the Separation Date or, if earlier, 60 days following the Change of Control Date.

"IRS" means the United States Internal Revenue Service.

"LEAVE OF ABSENCE PROGRAMS," when immediately preceded by "UtiliCorp," means the personal, medical, military and FMLA leave offered from time to time under the personnel policies and practices of UtiliCorp, and, when immediately preceded by "Aquila," "Leave of Absence Programs" means the leave of absence programs established and maintained by Aquila pursuant to Section 6.06.

"MASTER SEPARATION AGREEMENT" means the Master Separation Agreement, dated April 24, 2001, between UtiliCorp and Aquila.

"NON-QUALIFIED PLANS," when immediately preceded by "UtiliCorp," means the SERP and the UtiliCorp Deferred Compensation Plan, and, when immediately preceded by "Aquila," "Non-Qualified Plans" means the deferred compensation, supplemental executive retirement and supplemental benefit plans, programs, or arrangements established or to be established by Aquila pursuant to Section 2.02 and Article V.

"OMNIBUS INCENTIVE COMPENSATION PLAN" means the Aquila, Inc. 2001 Omnibus Incentive Compensation Plan as described in Section 7.04.

"OPTION," when immediately preceded by "UtiliCorp," means an option to purchase UtiliCorp common stock pursuant to a UtiliCorp Stock Plan or the UtiliCorp Stock Purchase Plan and, when immediately preceded by "Aquila," "Option" means an option to purchase Aquila common stock pursuant to a plan providing for the grant of such options to be established by Aquila pursuant to Section 2.02 and
Article VII.

"OUTSOURCE" means the engaging of a third party administrator, vendor, or insurance company to administer certain human resources-related tasks described herein.



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"PARTICIPATING COMPANY" means, collectively, (a) UtiliCorp; (b) any Person
(other than an individual) that UtiliCorp has approved for participation in, has accepted participation in, and is participating in, a Plan sponsored by UtiliCorp; and (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

"PBGC" means the Pension Benefit Guaranty Corporation.

"PENSION PLAN" means the UtiliCorp United Inc. Retirement Income Plan, a defined benefit plan.

"PLAN" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of UtiliCorp or Aquila.

"PLAN RETURN" means any return, report, certificate, form or similar statement or document required to be filed with a Governmental Authority with respect to an employee benefit plan governed by ERISA or a program governed by Section 6039D of the Code.

"POST-EMPLOYMENT PROGRAMS," when immediately preceded by "UtiliCorp," means the Plans that permit certain retirees and former employees of the UtiliCorp Group and their eligible spouses and dependents to continue to receive coverage and benefits under certain UtiliCorp Health and Welfare Plans for a designated period of time, and, when immediately preceded by "Aquila," "Post-Employment Programs" means such continuation programs to be established by Aquila pursuant to Sections 2.02 and Article VI.

"QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any of the UtiliCorp Retirement Plans.

"QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

"RABBI TRUST," when immediately preceded by "UtiliCorp," means the rabbi trust established for purposes of holding assets under the UtiliCorp United Inc. Executive Benefit Security Trust, and, when immediately preceded by "Aquila," "Rabbi Trust" means the rabbi trust to be established by Aquila pursuant to
Section 5.04 that corresponds to the UtiliCorp Rabbi Trust.

"RESTRICTED STOCK," when immediately preceded by "UtiliCorp," means shares of UtiliCorp common stock that are subject to employment and/or performance vesting conditions pursuant to a UtiliCorp Stock Plan, and when immediately preceded by "Aquila," "Restricted Stock" means shares of Aquila common stock that are subject to employment and/or vesting conditions pursuant to the Omnibus Incentive Compensation Plan.



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"RETIREMENT PLANS," when immediately preceded by "UtiliCorp," means the
UtiliCorp Pension Plan and the UtiliCorp ESP and, when immediately preceded by "Aquila," "Retirement Plans" means all defined contribution and defined benefit plans established or to be established by Aquila pursuant to Section 2.02 and Articles III and IV.

"SERP" means the UtiliCorp United Inc. Supplemental Executive Retirement Plan.

"SEVERANCE PLANS," when immediately preceded by "UtiliCorp," means the severance pay plans and agreements established and maintained by UtiliCorp, and, when immediately preceded by "Aquila," "Severance Plans" means the severance pay plans and agreements established and maintained by Aquila.

"STOCK INCENTIVE PLAN" means the UtiliCorp United Inc. Amended and Restated 1986 Stock Incentive Plan, pursuant to which employees and other service providers hold UtiliCorp Options and UtiliCorp Restricted Stock.

"STOCK OPTION PLAN" means the UtiliCorp United Inc. Employee Stock Option Plan.

"STOCK PURCHASE PLAN," when immediately preceded by "UtiliCorp," means the UtiliCorp United Inc. Employee Stock Purchase Plan, and, when immediately preceded by "Aquila," "Stock Purchase Plan" means the employee stock purchase plan to be established by Aquila pursuant to Sections 2.02 and 7.03.

"UNION PLANS," when immediately preceded by "UtiliCorp," means all Plans maintained by UtiliCorp exclusively for the benefit of certain of its bargaining unit employees, and, when immediately preceded by "Aquila," "Union Plans" means all Plans maintained by Aquila exclusively for the benefit of certain of its bargaining unit employees.

"UTILICORP" has the meaning given to it in the introductory paragraph herein. In all instances in which UtiliCorp is referred to in this Agreement, it shall (unless otherwise specifically provided) also be deemed to include each member of the UtiliCorp Group.

"UTILICORP DRP" means the UtiliCorp dependent care reimbursement plan.

"UTILICORP EMPLOYEE" means an individual who, at the relevant time, is or was employed within the UtiliCorp Group and is not an Aquila Employee.

"UTILICORP INCENTIVE PLAN" means the UtiliCorp United Inc. Annual and Long Term Incentive Plan.

"UTILICORP MRP" means the UtiliCorp Medical Reimbursement Plan.

"UTILICORP STOCK PLANS" means, collectively, the Stock Incentive Plan and the Stock Option Plan.

"UTILICORP TERMINATED EMPLOYEE" means any individual who is a former employee of the UtiliCorp Group and who, at the relevant time, is not an Aquila Employee or an Aquila Terminated Employee.



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"UTILICORP WCP" means the UtiliCorp Workers' Compensation Program, comprised of the various arrangements established by a member of the UtiliCorp Group to comply with the workers' compensation requirements of the states in which the UtiliCorp Group conducts business.

                                   ARTICLE II

                               GENERAL PRINCIPLES

         2.01 ASSUMPTION OF AQUILA LIABILITIES. Except as specified otherwise in this Agreement, or as mutually agreed upon by the parties from time to time, Aquila hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following, subject to Section
9.02 and to the indemnification provisions of Schedule 2.01: (a) all Liabilities
(i) to or relating to Aquila Employees, in each case relating to, arising out of or resulting from acts, errors or omissions of the Aquila Group, whether before or after the Group Status Change Date, (including Liabilities arising under or relating to Aquila Plans), or (ii) to the extent relating to, arising out of or resulting from future, present or former employment with the Aquila Group (including Liabilities arising under or relating to Aquila Plans); (b) all Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with the Aquila Group; and (c) all other Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities expressly assumed or retained by the Aquila Group or an Aquila Plan, pursuant to this Agreement. To the extent specified in this Agreement or as otherwise mutually agreed upon by the parties from time to time, UtiliCorp shall transfer to Aquila, when appropriate, amounts equal to trust assets and other related assets, as consistent with the applicable Plan transition, that arise out of or relate to Aquila's interest in each UtiliCorp Plan. To the extent specified in this Agreement or as otherwise mutually agreed upon by the parties from time to time, Aquila shall transfer to UtiliCorp, when appropriate, amounts equal to trust assets and other related assets, as consistent with the applicable UtiliCorp Plans, that arise out of or relate to Aquila's Liabilities for or relating to Aquila Retired Employees' interests in UtiliCorp and/or Aquila Plans or with respect to UtiliCorp Employees who previously accrued Liabilities under either Aquila Plans or UtiliCorp Plans while an employee of Aquila.

         2.02     ESTABLISHMENT OF AQUILA PLANS

         (a) HEALTH AND WELFARE PLANS. Except as specified otherwise in this Agreement, effective as of the Health and Welfare Change Date or such other date(s) as the parties may mutually agree, Aquila shall adopt the Aquila Health and Welfare Plans and Aquila Post-Employment Programs.

         (b) RETIREMENT PLANS AND FRINGE BENEFITS. Except as specified otherwise in this Agreement, effective as of the Group Status Change Date or such other date(s) as the parties may mutually agree, Aquila shall adopt the Aquila Retirement Plans and the Aquila Fringe Benefits.

         (c) EQUITY AND OTHER COMPENSATION. Except as specified otherwise in this Agreement, effective as of the Separation Date or such other date(s) as the parties may mutually agree, Aquila shall adopt the Omnibus Incentive Compensation Plan, and such other


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Plans as may be determined to be appropriate. Except as specified otherwise in this Agreement, effective as of the Group Status Change Date or such other date(s) as the parties may mutually agree, Aquila shall adopt the Aquila Stock Purchase Plan and such other Plans as may be determined to be appropriate. Except as specified otherwise in this Agreement, effective as of the Group Status Change Date or such other date(s) as the parties may mutually agree, Aquila shall adopt such other equity and compensation Plans as may be determined to be appropriate, including, without limitation, the Aquila Deferred Compensation Plan, the Aquila Change in Control Programs and the Aquila Rabbi Trust.

         (d) AQUILA UNDER NO OBLIGATION TO MAINTAIN PLANS. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude Aquila, at any time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Aquila Plan, any benefit under any Aquila Plan or any trust, insurance policy or funding vehicle related to any Aquila Plan (to the extent permitted by law).

         2.03     AQUILA'S PARTICIPATION IN UTILICORP PLANS

         (a) PARTICIPATION IN UTILICORP PLANS

                  (i) Except as specified otherwise in this Agreement, or as the parties may mutually agree, Aquila shall continue as a Participating Company in the UtiliCorp Plans in effect as of the date hereof, to the extent that Aquila has not yet established Aquila Plans of a similar type. Effective as of any date on or after the date hereof and before the Group Status Change Date, any member of the Aquila Group not described in the preceding sentence may, at its request and with the consent of UtiliCorp and Aquila, become a Participating Company in any or all of the UtiliCorp Plans, to the extent that Aquila has not yet established an Aquila Plan of a similar type.

                  (ii) On and after the Group Status Change Date, Aquila Retired Employees shall continue to participate in the UtiliCorp Plans for which they are eligible as of the Group Status Change Date, including, but not limited to, the UtiliCorp Post-Employment Programs, the UtiliCorp Pension Plan and any UtiliCorp Plan as provided in Article V.

         (b) UTILICORP'S GENERAL OBLIGATIONS AS PLAN SPONSOR

                  (i) To the extent that Aquila is a Participating Company in any UtiliCorp Plan(s), UtiliCorp shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such UtiliCorp Plan(s), and shall have the sole and absolute discretion and authority to interpret the UtiliCorp Plan(s), as set forth therein. UtiliCorp shall not, without first consulting with Aquila, amend any material feature of any UtiliCorp Plan in which Aquila is a Participating Company, except to the extent such amendment would not materially affect any benefits of Aquila Employees under such Plan or as may be necessary or appropriate to comply with applicable law.

                  (ii) With regard to Aquila Retired Employees participating in UtiliCorp Plans after the Group Status Change Date, UtiliCorp shall continue to administer, or cause to be administered, in accordance with their terms and applicable law, such


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UtiliCorp Plans, and shall have sole and absolute discretion and authority to interpret such Plans or amend such Plans, as set forth therein.

         (c) AQUILA'S GENERAL OBLIGATIONS AS PARTICIPATING COMPANY. Aquila shall perform with respect to its participation in the UtiliCorp Plans, the duties of a Participating Company as set forth in each such Plan or any procedures adopted pursuant thereto, including, without limitation: (i) assisting in the administration of claims, to the extent requested by the claims administrator of the applicable UtiliCorp Plan; (ii) cooperating fully with UtiliCorp Plan auditors, benefit personnel and benefit vendors; (iii) preserving the confidentiality of all financial arrangements UtiliCorp has or may have with any vendors, claims administrators, trustees or any other entity or individual with whom UtiliCorp has entered into an agreement relating to the UtiliCorp Plans; and (iv) preserving the confidentiality of participant information (including, without limitation, health information to the extent not specified otherwise in this Agreement).

         (d) TERMINATION OF PARTICIPATING COMPANY STATUS. Except as otherwise may be mutually agreed upon by the parties, effective as of the Group Status Change Date or such other date as Aquila establishes a Plan of a similar type (as specified in Section 2.02 or otherwise in this Agreement), Aquila shall cease to be a Participating Company in the corresponding UtiliCorp Plan and both parties shall take any and all action necessary to accomplish such result.

         2.04     TERMS OF PARTICIPATION BY AQUILA EMPLOYEES IN AQUILA PLANS

         (a) NON-DUPLICATION OF BENEFITS. As of the Group Status Change Date or such other date that applies to the particular Aquila Plan, the Aquila Plans shall be, with respect to Aquila Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding UtiliCorp Plans. The parties shall mutually agree, if necessary, on methods and procedures, including amending the respective Plan documents, to prevent Aquila Employees from receiving duplicate benefits from the UtiliCorp Plans and the Aquila Plans.

         (b) SERVICE CREDIT. Except as specified otherwise in this Agreement or as otherwise may be mutually agreed upon by the parties, with respect to Aquila Employees, each Aquila Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the relevant date, were recognized under the corresponding UtiliCorp Plan shall, as of the relevant date, receive full recognition and credit and be taken into account under such Aquila Plan to the same extent as if such items occurred under such Aquila Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," or "eligibility date" rules under the Aquila Plans and the UtiliCorp Plans.

         2.05 UNION PLANS. UtiliCorp and/or Aquila shall continue to maintain all of their respective Union Plans in existence as of the Separation Date up to and after the Group Status Change Date in accordance with the terms of those plans and subject to collective bargaining and applicable law.

                                   ARTICLE III

                              DEFINED BENEFIT PLAN

         3.01 COOPERATION. Effective as of the Group Status Change Date, or such other date as the parties may mutually agree, the Aquila Employees will cease to participate in the UtiliCorp Pension Plan. The parties will cooperate to determine a course of action with respect to the accrued benefits of the Aquila Employees in the UtiliCorp Pension Plan in accordance with applicable law.

                                   ARTICLE IV

                           DEFINED CONTRIBUTION PLANS

         4.01 ESP. Effective as of the Group Status Change Date, or such other date as the parties may mutually agree, Aquila shall establish, or cause to be established, a trust, which is intended to be qualified under Code Section 401(a), exempt from taxation under Code Section 501(a)(1), and forming the Aquila ESP. Upon the mutual agreement of the parties, the Aquila ESP shall accept asset transfers from the ESP. As soon as reasonably practicable after the Group Status Change Date, Aquila shall use its commercially reasonable best efforts to enter into agreements to accomplish such asset transfer(s), to engage a trustee and recordkeeper and to transfer and maintain the necessary participant records. Aquila and UtiliCorp each agree to use their commercially reasonable best efforts to accomplish any transfer of assets.

         4.02 NO DISTRIBUTION TO AQUILA EMPLOYEES. The UtiliCorp ESP shall provide that no distribution of account balances shall be made to any Aquila Employee as a result of the Group Status Change or Distribution.

         4.03 AQUILA RETIRED EMPLOYEES AND AQUILA TERMINATED EMPLOYEES. Notwithstanding the above, account balances of Aquila Retired Employees and Aquila Terminated Employees, if any, shall remain in the UtiliCorp ESP after the date that the Aquila ESP is established notwithstanding any asset transfers from the UtiliCorp ESP to the Aquila ESP.

                                    ARTICLE V

                          NON-QUALIFIED AND OTHER PLANS

         5.01     DEFERRED COMPENSATION PLAN

         (a) ESTABLISHMENT OF AQUILA DEFERRED COMPENSATION PLAN. Effective as of the Group Status Change Date or such earlier date as the parties may mutually agree, Aquila shall establish the Aquila Deferred Compensation Plan. As of such date, all accrued benefits of Aquila Employees other than Aquila Retired Employees and Aquila Terminated Employees under the UtiliCorp Deferred Compensation Plan will be transferred to the Aquila Deferred Compensation Plan, and Aquila shall assume all Liabilities to or relating to the Aquila Employees other than Aquila Retired Employees and Aquila Terminated Employees under the UtiliCorp Deferred Compensation Plan. As of such date, UtiliCorp shall retain all

Liabilities to or relating to Aquila Retired Employees and Aquila Terminated Employees under the UtiliCorp Deferred Compensation Plan.

         (b) PARTICIPATION IN DEFERRED COMPENSATION PLAN. Effective as of the date referred to in Section 5.01(a), eligible Aquila Employees determined in accordance with the requirements of ERISA shall be eligible to participate in the Aquila Deferred Compensation Plan and shall not be eligible to participate in the UtiliCorp Deferred Compensation Plan.

         5.02     SERP BENEFITS

         (a) ASSUMPTION OF LIABILITIES. As of the Group Status Change Date, or such other date as the parties may mutually agree, Aquila Employees shall cease to participate in the SERP. As of such date, Aquila shall assume all Liabilities to or relating to the Aquila Employees other than Aquila Retired Employees and Aquila Terminated Employees under the SERP. The parties will cooperate to determine a course of action with respect to the accrued benefits of the Aquila Employees under the SERP.

         (b) SERP. Effective as of the date referred to in Section 5.02(a)(i), UtiliCorp shall retain all Liabilities to or relating to Aquila Retired Employees and Aquila Terminated Employees under the SERP. After such date, UtiliCorp shall continue to maintain the SERP.

         5.03 AQUILA CHANGE IN CONTROL PROGRAMS; ESTABLISHMENT OF THE AQUILA CHANGE IN CONTROL PROGRAMS. Effective as of the Group Status Change Date or such other date as the parties may mutually agree, Aquila shall establish the Aquila Change in Control Programs (subject to its Board of Directors' approval).

         5.04 AQUILA RABBI TRUST. Effective as of the Group Status Change Date, or such other date as the parties may mutually agree, Aquila shall adopt the Aquila Rabbi Trust which shall be spun off from the UtiliCorp Rabbi Trust. Trust assets attributable to Liabilities to or relating to the Aquila Employees other than Aquila Retired Employees and Aquila Terminated Employees under the UtiliCorp Deferred Compensation Plan and the SERP, as reasonably determined by the parties, shall be transferred to the Aquila Rabbi Trust. UtiliCorp shall use its commercially reasonable efforts for and on behalf of Aquila to negotiate for trustee and recordkeeper agreements.

         5.05 SEVERANCE PLAN. Effective as of the Group Status Change Date or such other date as the parties may mutually agree, Aquila shall establish the Aquila Severance Plan. The UtiliCorp Severance Plan and the Aquila Severance Plan shall provide that no Aquila Employee shall become eligible for severance benefits on account of any member of the Aquila Group ceasing to be a Subsidiary of the UtiliCorp Group as of the Group Status Change Date.

                                   ARTICLE VI

                            HEALTH AND WELFARE PLANS

         6.01     ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES

         (a) GENERAL - HEALTH AND WELFARE PLANS. Each UtiliCorp Health and Welfare Plan shall retain all Liabilities incurred through the Health and Welfare Change Date under such UtiliCorp Health and Welfare Plan, whether or not claims are filed before the Health and Welfare Change Date, by or on behalf of Aquila Employees or their spouses or dependents. Aquila shall indemnify such plan against the pre-Health and Welfare Change Date Liabilities by paying the current cost of coverage associated with such Aquila Employee or his or her spouse or beneficiaries, to the extent not already paid.

         (b) ASSUMPTION OF LIABILITIES. Any Health and Welfare Plan self-insured by UtiliCorp and substantially similar to any Aquila Health and Welfare Plan established as of the Health and Welfare Change Date, shall cease to be responsible for Liabilities to or relating to Aquila Employees under the UtiliCorp Health and Welfare Plans incurred on or after such date and the corresponding Aquila Health and Welfare Plans shall assume such Liabilities as of that date.

         6.02     CLAIMS FOR HEALTH AND WELFARE PLANS

         (a) ADMINISTRATION OF UTILICORP CLAIMS. UtiliCorp shall administer claims incurred under the UtiliCorp Health and Welfare Plans by Aquila Employees before the Health and Welfare Change Date, but only to the extent that Aquila has not, before the Health and Welfare Change Date, established and assumed administrative responsibility for a similar Plan. Any determination made or settlements entered into by UtiliCorp with respect to such claims shall be final and binding.

         (b) OUTSOURCING OF CLAIMS BY UTILICORP. UtiliCorp shall have the right to Outsource claims incurred under the UtiliCorp Health and Welfare Plans, including claims incurred by Aquila Employees before the Health and Welfare Change Date. UtiliCorp may determine the manner and extent of such Outsourcing, including the selection of one or more third party administrators, vendors, or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies. Aquila acknowledges that UtiliCorp has Outsourced administration of many UtiliCorp Health and Welfare Plans, as set forth in Section 6.04. UtiliCorp shall promptly notify Aquila of its intent to further Outsource such claims, and the material terms and conditions of the Outsourcing, before the effective date thereof.

         (c) OUTSOURCING OF CLAIMS BY AQUILA. UtiliCorp shall use its commercially reasonable efforts for and on behalf of Aquila to negotiate for Outsourcing arrangements with its third party administrators, vendors, or insurance companies with material features determined by Aquila.

         6.03     TRANSITIONAL ARRANGEMENTS

         (a) CONTINUANCE OF ELECTIONS, CO-PAYMENTS AND MAXIMUM BENEFITS

                  (i) As of the Health and Welfare Change Date, Aquila shall cause the Aquila Health and Welfare Plans to maintain comparable coverage elections made by Aquila Employees under the UtiliCorp Health and Welfare Plans and apply such elections under the Aquila Health and Welfare Plans for the remainder of the period for which such elections are applicable. The transfer or other movement of employment between the parties at any time upon or before the Health and Welfare Change Date shall constitute neither a "status change" under the UtiliCorp Health and Welfare Plans or the Aquila Health and Welfare Plans nor a "qualifying event," as defined under COBRA.

                  (ii) On and after the Health and Welfare Change Date, Aquila shall cause the Aquila Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by Aquila Employees under the UtiliCorp Health Plans for the remainder of the calendar year in which the Health and Welfare Change Date occurs, and (B) all benefits paid to Aquila Employees under the UtiliCorp Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Aquila Health Plans. Notwithstanding the above, Aquila's obligations under this Subsection 6.03(a)(ii) shall be limited by the market availability of health insurance products or other arrangements satisfying the criteria described above. Aquila shall use its commercially reasonable best efforts to locate and engage the services of a vendor whose policies or other arrangements meet the requirements above.

         (b) HCFA ADMINISTRATION. As of the Health and Welfare Change Date, Aquila shall assume all Liabilities relating to, arising out of or resulting from claims incurred on or before such date and verified by UtiliCorp or Aquila under the HCFA data match reports that relate to Aquila Employees.

         (c) TRANSFER OF MEDICAL REIMBURSEMENT ACCOUNTS. Effective as of or before the Health and Welfare Change Date, Aquila shall establish or cause to be established a medical reimbursement plan materially comparable to the UtiliCorp MRP. As soon as reasonably practicable on or after the Health and Welfare Change Date, UtiliCorp shall cause the account balances of Aquila Employees under the UtiliCorp MRP, if any, to be transferred to the Aquila medical reimbursement plan. UtiliCorp shall pay to Aquila an amount equal to any net positive balance, or Aquila shall pay to UtiliCorp an amount equal to any net negative balance in the account balances of the Aquila Employees in the UtiliCorp MRP as of the Health and Welfare Change Date. The elections of Aquila Employees made under the UtiliCorp MRP shall apply to the Aquila medical reimbursement plan for the remainder of the period for which such elections are by their terms applicable. Aquila agrees that the account balances so transferred will be available for health reimbursements to the Aquila Employees pursuant to the terms of the Aquila medical reimbursement plan.

         (d) TRANSFER OF DEPENDENT CARE REIMBURSEMENT ACCOUNTS. Effective as of or before the Health and Welfare Change Date, Aquila shall establish or cause to be established a dependent care reimbursement plan materially comparable to the UtiliCorp DRP. UtiliCorp shall pay to Aquila an amount equal to any net positive balance, or Aquila shall pay to UtiliCorp an amount equal to any net negative balance, in the account balances of the Aquila Employees in the UtiliCorp DRP as of the Health and Welfare Change Date. As soon as reasonably practicable on or after the Health and Welfare Change Date, UtiliCorp shall cause the account balances of Aquila Employees under the UtiliCorp DRP, if any, to be transferred to the Aquila dependent care reimbursement plan. The elections of Aquila Employees made under the UtiliCorp DRP shall apply to the Aquila dependent care reimbursement plan for the remainder of the period for which such elections are by their terms applicable. Aquila agrees that the account balances so transferred will be available for dependent care reimbursements to the Aquila Employees pursuant to the terms of the Aquila dependent care reimbursement plan.

         6.04 VENDOR AND INSURANCE ARRANGEMENTS. UtiliCorp shall use its commercially reasonable efforts for and on behalf of Aquila to negotiate effective as of the Health and Welfare Change Date: (a) third party ASO Contracts with features and costs determined by Aquila; (b) group insurance policies with features and costs determined by Aquila; (c) agreements with HMOs with features and costs determined by Aquila, and (d) competitive premium rates for all Aquila Health and Welfare Plans. In each case, Aquila shall, as of the Health and Welfare Change Date, establish, adopt and/or implement acceptable contracts, agreements or arrangements. In accordance with Section 9.03, UtiliCorp shall, on or before the Health and Welfare Change Date, provide upon the request of Aquila copies of such contracts or successor arrangements thereto.

         6.05 COBRA. UtiliCorp shall be responsible, through the Health and Welfare Change Date, for compliance with the health care continuation coverage requirements of COBRA and the UtiliCorp Health and Welfare Plans with respect to Aquila Employees and qualified beneficiaries (as such term is defined under COBRA). Aquila shall be responsible for providing UtiliCorp or its agents with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSOs, in accordance with applicable UtiliCorp COBRA policies and procedures. As soon as administratively practicable after the Health and Welfare Change Date, UtiliCorp shall provide Aquila, through hard copy, electronic format or such other mechanism as is appropriate under the circumstances, with a list of all qualified beneficiaries (as such term is defined under COBRA) that relate to the Aquila Group and the relevant information pertaining to their coverage elections. Effective immediately after the Health and Welfare Change Date, Aquila shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA for the Aquila Health and Welfare Plans for Aquila Employees and their qualified beneficiaries (as such term is defined under COBRA).

         6.06     LEAVE OF ABSENCE PROGRAMS

         (a) ALLOCATION OF RESPONSIBILITIES AFTER HEALTH AND WELFARE CHANGE DATE. Effective as of the Health and Welfare Change Date, Aquila shall establish Leave of Absence Programs and shall be responsible for administering leaves of absence with respect to Aquila Employees. Aquila shall honor existing leaves granted prior to the Health and Welfare Change Date pursuant to any UtiliCorp Leave of Absence Program.

         (b) DISCLOSURE. As soon as administratively practicable after the Health and Welfare Change Date, UtiliCorp shall provide to Aquila copies of all records pertaining to the leaves of absence with respect to all Aquila Employees to the extent such records have not been previously provided.

         6.07     UTILICORP WORKERS' COMPENSATION PROGRAM

         (a) ADMINISTRATION OF CLAIMS

                  (i) Through the earlier of (A) the Distribution Date or (B) the Insurance Transition Date, or such other date as the parties may mutually agree, UtiliCorp shall continue to be responsible for the administration of all Aquila WCP Claims that have been historically administered by UtiliCorp or its third party administrator. However, UtiliCorp will advise Aquila and secure approval for any material changes to current policy or practice with respect to the administration of Aquila WCP Claims.

                  (ii) Effective as of the Insurance Transition Date or such other date as the parties may mutually agree, Aquila shall be responsible for the administration of all Aquila WCP Claims.

                  (iii) Each party shall fully cooperate with the other with respect to the administration and reporting of Aquila WCP Claims, the payment of Aquila WCP Claims determined to be payable, and the transfer of the administration of any Aquila WCP Claims to the other party.

         (b) SELF-INSURANCE STATUS. UtiliCorp shall maintain and amend, as necessary, its certificates of self-insurance or bonding arrangements with respect to workers' compensation and any other applicable policies to include Aquila until the Insurance Transition Date, and Aquila shall fully cooperate with UtiliCorp in obtaining such amendments. UtiliCorp shall use its commercially reasonable best efforts to obtain self-insurance status for workers' compensation for Aquila effective as of the Insurance Transition Date in those jurisdictions in which Aquila conducts business, in which UtiliCorp is self-insured, and where the parties mutually agree that such status is beneficial to Aquila. Aquila hereby authorizes UtiliCorp to take all actions necessary and appropriate on its behalf in order to obtain such self-insurance status. All costs incurred by UtiliCorp in amending such certificates, including without limitation filing fees, adjustments of security and excess loss policies and amendments of safety programs, or in seeking to obtain self-insurance status for workers' compensation for Aquila, shall be shared pro rata by UtiliCorp and Aquila.

         (c) INSURANCE POLICY

                  (i) Effective as of the Insurance Transition Date, in all states other than those states where Aquila is to be self-insured pursuant to Subsection 6.07(b) above, UtiliCorp shall, at Aquila's cost, use its commercially reasonable efforts to negotiate for workers' compensation insurance policies on behalf of Aquila from the issuing insurance companies or different insurance companies which are comparable to the policies previously maintained by UtiliCorp; provided that the retention under such Aquila policies shall be as determined by Aquila.

                  (ii) UtiliCorp shall use its commercially reasonable efforts to maintain the premium rates for all workers' compensation insurance policies for both UtiliCorp and Aquila in effect for periods through the Insurance Transition Date to be based on the aggregate number of employees covered under the workers' compensation insurance policies of both UtiliCorp and Aquila. Any premiums due under the separate workers' compensation insurance issued to Aquila shall be payable by Aquila.

                                   ARTICLE VII

                           EQUITY AND OTHER COMPENSATION

         7.01     UTILICORP OPTIONS

         (a) OPTIONS ASSUMPTION BY AQUILA

                  (i) All UtiliCorp Options held by Aquila Employees under the UtiliCorp Stock Purchase Plan will be cancelled on the Distribution Date. Any amounts withheld from Aquila Employees' compensation by UtiliCorp under the UtiliCorp Stock Purchase Plan and not used to purchase UtiliCorp Stock will be returned to the Aquila Employees within a reasonable time following the Distribution Date. Prior to the Distribution Date, the parties will take all action necessary or appropriate to provide that employment with the Aquila Group shall be considered to be employment with UtiliCorp for purposes of vesting and exercise periods for all Aquila Employees with respect to UtiliCorp Options granted prior to the Distribution Date and that employment with the UtiliCorp Group shall be considered to be employment with Aquila for purposes of vesting and exercise periods for all UtiliCorp Employees with respect to Aquila Options granted prior to the Distribution Date. The parties will agree, on or before the Distribution Date, for the adjustment or replacement as of the Distribution Date, of the UtiliCorp Options issued under the UtiliCorp Stock Plans in accordance with generally accepted accounting principles and legal requirements.

                  (ii) In the event that either party desires to cancel UtiliCorp Options after the IPO but prior to the Distribution Date and replace such canceled options with Aquila Options, the parties may amend this provision in accordance with Section 11.07 of this Agreement.

         (b) CERTAIN NON-U.S. OPTIONEES. Except as may otherwise be agreed upon by the parties, this Section 7.01 shall govern the treatment of UtiliCorp Options held by non-U.S. Aquila Employees. In the event it is determined that the local law of any non-U.S. optionee requires a different treatment, the parties shall take such steps as is required to comply with local law or may cashout those UtiliCorp Options that cannot reasonably be conformed.

         7.02 UTILICORP INCENTIVE PLAN. On or before the Separation Date, or such other date as the parties may mutually agree, Aquila shall establish the Aquila Incentive Plan and certain Aquila Employees shall cease to participate in the UtiliCorp Incentive Plan. On or before the Change of Control Date, all Aquila Employees shall cease to participate in the UtiliCorp Incentive Plan. After such termination of participation in the UtiliCorp Incentive Plan, Aquila may in its discretion grant awards under the Aquila Incentive Plan or the Omnibus Incentive Compensation Plan to eligible employees to take into account the lost benefit opportunity under the UtiliCorp Incentive Plan.

         7.03 STOCK PURCHASE PLAN. Effective on or before the Distribution Date, or such other date as the parties may mutually agree, Aquila shall establish a Stock Purchase Plan for the benefit of Aquila Employees.

         7.04 AQUILA OMNIBUS INCENTIVE COMPENSATION PLAN. Effective on or before the Separation Date, the parties shall establish the Omnibus Incentive Compensation Plan for the benefit of Aquila Employees. The Omnibus Incentive Compensation Plan is intended to comply with Code Section 162(m).

         7.05 UTILICORP RESTRICTED STOCK. The parties will take all action necessary or appropriate to provide that (a) employment with the Aquila Group shall be considered to be employment with UtiliCorp for purposes of vesting in UtiliCorp Restricted Stock for Aquila Employees, (b) employment with the UtiliCorp Group shall be considered to be employment with Aquila for purposes of vesting in Aquila Restricted Stock for the UtiliCorp Employees, and (c) any shares of Aquila stock issued with respect to UtiliCorp Restricted Stock in the Distribution shall have comparable restrictions to the shares of UtiliCorp Restricted Stock with respect to which it is distributed.

                                  ARTICLE VIII

                            FRINGE AND OTHER BENEFITS

         8.01 EMPLOYEE ASSISTANCE PROGRAM. UtiliCorp shall use its commercially reasonable efforts for and on behalf of Aquila to negotiate, effective as of the Group Status Change Date, or such other date as the parties may mutually agree, contracts and/or arrangements with UtiliCorp's vendors that contain comparable features to UtiliCorp's contracts and/or arrangements providing for an employee assistance program. Prior to such date, Aquila shall, unless the parties otherwise agree, remain a Participating Company in UtiliCorp's employee assistance program.

         8.02 EDUCATIONAL ASSISTANCE PROGRAM. Prior to the Group Status Change Date, Aquila shall, unless the parties otherwise agree, remain a Participating Company in UtiliCorp's educational assistance program. Aquila shall be responsible for any costs to provide educational assistance to Aquila Employees.

         8.03 EXECUTIVE FINANCIAL PLANNING. Prior to the Group Status Change Date, Aquila shall, unless the parties otherwise agree, remain a Participating Company in UtiliCorp's executive financial planning program. Effective as of the Group Status Change Date, Aquila shall provide an Aquila executive financial planning program to eligible Aquila Employees. Unless the parties otherwise agree, UtiliCorp shall use its commercially reasonable efforts for and on behalf of Aquila to negotiate contracts or arrangements with UtiliCorp's vendors, effective as of the Group Status Change Date, that contain comparable features to UtiliCorp's contracts and/or arrangements providing for an executive financial planning program.

         8.04 RELOCATION. Prior to the Group Status Change Date, or such other date as the parties may mutually agree, Aquila shall, unless the parties otherwise agree, remain a Participating Company in UtiliCorp's employee relocation program. Effective as of the Group Status Change Date or such other date as the parties may mutually agree, Aquila shall provide an Aquila relocation program to Aquila Employees. UtiliCorp shall use its commercially reasonable efforts for and on behalf of Aquila to negotiate contracts or arrangements with UtiliCorp's vendors, effective as of the Group Status Change Date, which contain comparable features to UtiliCorp's contracts and/or arrangements providing for an employee relocation program.

         8.05 OTHER BENEFITS. To the extent that UtiliCorp maintains, sponsors or provides for its employees other Fringe Benefits not specifically identified in this Article VIII, then UtiliCorp shall, to the extent permitted by law, continue to make such benefits available to Aquila Employees on substantially similar terms and conditions as are offered to the UtiliCorp Employees through the Group Status Change Date. The parties agree to make commercially reasonable efforts to mutually agree on whether, when, and on what terms any member of the Aquila Group shall maintain, sponsor or offer similar Fringe Benefits.

                                   ARTICLE IX

                             ADMINISTRATIVE MATTERS

         9.01 TRANSITIONAL SERVICES AGREEMENT. On or about the date hereof, the parties shall enter into the Transitional Services Agreement covering the provisions of various services to be provided by UtiliCorp to Aquila. The provisions of this Agreement shall be subject to the provisions of the Transitional Services Agreement. Furthermore, if (a) the terms of this Agreement require UtiliCorp to provide any services to Aquila or take any actions on Aquila's behalf and (b) such services or actions are not covered by the Transition Services Agreement, then Aquila shall reimburse UtiliCorp for all direct and indirect costs, including out-of-pocket expenses, incurred by UtiliCorp in providing such services or taking such actions.

         9.02 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS

         (a) SHARED COSTS. Aquila shall pay its share, as determined by UtiliCorp in good faith, of any contributions made to any trust maintained in connection with a UtiliCorp Plan while Aquila is a Participating Company in that UtiliCorp Plan.

         (b) CONTRIBUTIONS TO TRUSTS. With respect to UtiliCorp Plans to which Aquila Employees make contributions, UtiliCorp shall use reasonable procedures to determine Aquila Liabilities associated with such Plans, taking into account such contributions, settlements, refunds and similar payments.

         (c) ADMINISTRATIVE EXPENSES NOT CHARGEABLE TO A TRUST. To the extent not charged pursuant to the Transitional Services Agreement or the Master Separation Agreement, and to the extent not otherwise agreed to by the parties, and to the extent not chargeable to a trust established in connection with a UtiliCorp Plan, Aquila shall be responsible, through either direct payment or reimbursement to UtiliCorp, for its allocable share, as reasonably determined by the parties, of all costs and expenses incurred by UtiliCorp in the administration of (i) the UtiliCorp Plans while Aquila participates in such Plans, and (ii) the Aquila Plans, to the extent UtiliCorp administers such Plans.

         9.03 SHARING OF PARTICIPATION INFORMATION. The parties shall share, or cause to be shared, all participant information that is necessary or appropriate for the efficient and accurate administration of each of the UtiliCorp Plans and the Aquila Plans during the respective periods applicable to such Plans as the parties may mutually agree. UtiliCorp and Aquila and their respective authorized agents shall, subject to applicable laws of confidentiality and data protection, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party or its agents, to the extent necessary or appropriate for such administration.

         9.04 REPORTING AND DISCLOSURE COMMUNICATIONS TO PARTICIPANTS. While Aquila is a Participating Company in the UtiliCorp Plans, UtiliCorp shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all UtiliCorp Plan-related communications and materials to employees, participants and beneficiaries, including summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the UtiliCorp Plans. Aquila shall provide all information needed by UtiliCorp to facilitate such UtiliCorp Plan-related communications. Aquila shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Aquila Plan-related communications and materials to employees, participants and beneficiaries. Aquila shall assist, and Aquila shall cause each other applicable member of the Aquila Group to assist, UtiliCorp in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports, for the UtiliCorp Plans, where applicable.

         9.05 AUDITS REGARDING VENDOR CONTRACTS. From the period beginning as of the Group Status Change Date and ending on such date as the parties may mutually agree, UtiliCorp and Aquila and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the UtiliCorp Health and Welfare Plans and the Aquila Health and Welfare Plans. The scope of such audits shall remain consistent with current practices and all documents and other information currently made available for review shall continue to be made available. UtiliCorp and Aquila shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

         9.06 BENEFICIARY DESIGNATIONS. Subject to Section 9.09, all beneficiary designations made by Aquila Employees for the UtiliCorp Plans shall be transferred to and be in full force and effect under the corresponding Aquila Plans until such beneficiary designations are replaced or revoked by the Aquila Employees who made the beneficiary designations. All beneficiary designations made by Aquila Retired Employees for the Aquila Plans shall be transferred to and be in full force and effect under the corresponding UtiliCorp Plans until such beneficiary designations are replaced or revoked by the Aquila Retired Employees who made the beneficiary designations.

         9.07 REQUESTS FOR IRS AND DOL OPINIONS. UtiliCorp and Aquila shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. The parties shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which UtiliCorp and/or Aquila elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

         9.08 FIDUCIARY MATTERS. UtiliCorp and Aquila each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

         9.09 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, the parties shall use their commercially reasonable efforts to implement the intent of such provision.

         9.10 UTILICORP INTRANET. Through the Change of Control Date or such other date as the parties may mutually agree, (a) UtiliCorp shall make its intranet site available to Aquila Employees on substantially the same terms as such intranet site is made available to UtiliCorp Employees except as limited by licenses or applicable law, and (b) Aquila shall make its intranet site available to UtiliCorp Employees on substantially the same terms as such intranet site is made available to Aquila Employees except as limited by licenses or applicable law.

         9.11 TAX COOPERATION. In connection with the interpretation and administration of this Agreement, UtiliCorp and Aquila shall take into account the agreements and policies established pursuant to the Master Separation Agreement and the Tax Matters Agreement.

         9.12 PLAN RETURNS. Plan Returns shall be filed or caused to be filed by UtiliCorp or Aquila (as the case may be) in accordance with the principles established in the Tax Matters Agreement.

                                    ARTICLE X

                           EMPLOYMENT-RELATED MATTERS

         10.01 TERMS OF AQUILA EMPLOYMENT. Nothing in the Master Separation Agreement, this Agreement, or any Ancillary Agreement should be construed to change the at-will status of any of the employees of the UtiliCorp Group or the Aquila Group.

         10.02 HR DATA SUPPORT SYSTEMS. Subject to the terms of applicable licenses, UtiliCorp shall provide human resources data support for Aquila Employees through the Change of Control Date or such other date as the parties may mutually agree.

         10.03 NON-SOLICITATION OF EMPLOYEES. From the Separation Date until the date on which UtiliCorp first owns less than 50% of the combined voting power of all shares of Aquila stock entitled to vote then outstanding, Aquila will not, without UtiliCorp's prior written consent, directly or indirectly solicit for employment any UtiliCorp Employee (other than pursuant to general help-wanted advertising or other general solicitations not targeted at UtiliCorp Employees). Moreover, during such time, no UtiliCorp Employee may transfer from UtiliCorp to Aquila without the prior written approval of UtiliCorp. Notwithstanding the foregoing, until the Change of Control Date, Aquila may post job openings on UtiliCorp's intranet site, and UtiliCorp may post job openings on Aquila's intranet site.

         10.04 EMPLOYMENT OF EMPLOYEES WITH U.S. WORK VISAS. Aquila Employees who, on the Group Status Change Date, are employed in the U.S. pursuant to a work or training visa which authorizes employment only by the UtiliCorp Group shall remain employed by the UtiliCorp Group until the visa is amended or a new visa is granted to authorize employment by the Aquila Group and, at that time, shall become an employee of the Aquila Group with substantially similar rights as all other Aquila Employees. During the period from the Group Status Change Date until the amended or new visa is issued, such employee shall continue to participate in UtiliCorp Plans.

         10.05    CONFIDENTIALITY AND PROPERTY INFORMATION

         (a) RELEASE. No provision of this Agreement, the Master Separation Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the UtiliCorp non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the UtiliCorp Group or the Aquila Group, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

         (b) EMPLOYEE AGREEMENTS. For purposes of this Section 10.05, nothing in this Agreement, the Master Separation Agreement or any other Ancillary Agreement shall be deemed to supersede any provision regarding the conduct of employees mandated by the FERC or any other applicable regulatory authority.

                  (i) SURVIVAL OF UTILICORP EMPLOYEE AGREEMENT OBLIGATIONS AND UTILICORP'S COMMON LAW RIGHTS. The UtiliCorp Employee Agreements of all Aquila Employees and all former UtiliCorp employees transferred to Aquila on or before the Group Status Change Date shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by former UtiliCorp or Aquila employees within the scope of their Aquila employment shall constitute a breach of such UtiliCorp Employee Agreements: (A) the use or disclosure of Confidential Information (as that term is defined in the UtiliCorp Employee Agreement) for or on behalf of Aquila, if such disclosure is consistent with the rights granted to Aquila and the restrictions imposed on Aquila under this Agreement, the Master Separation Agreement, any other Ancillary Agreement or any other agreement between the parties, and (B) the rendering of any services, directly or indirectly, to Aquila to the extent such services are consistent with the rights granted to Aquila and the restrictions imposed on Aquila under this Agreement, the Master Separation Agreement, any other Ancillary Agreement or any other agreement between the parties. Further, UtiliCorp retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights granted to Aquila and the restrictions imposed on Aquila under this Agreement, the Master Separation Agreement, any other Ancillary Agreement or any other agreement between the parties.

                  (ii) SURVIVAL OF AQUILA'S EMPLOYEE AGREEMENT OBLIGATIONS AND AQUILA'S COMMON LAW RIGHTS. The Aquila Employee Agreements of all UtiliCorp Employees and all former Aquila employees transferred to UtiliCorp on or before the Group Status Change Date shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by former Aquila or UtiliCorp employees within the scope of their UtiliCorp employment shall constitute a breach of such Aquila Employee Agreements: (A) the use or disclosure of Confidential Information (as that term is defined in the Aquila Employee Agreement) for or on behalf of UtiliCorp, if such disclosure is consistent with the rights granted to UtiliCorp and the restrictions imposed on UtiliCorp under this Agreement, the Master Separation Agreement, any other Ancillary Agreement or any other agreement between the parties, and (B) the rendering of any services, directly or indirectly, to UtiliCorp to the extent such services are consistent with the rights granted to UtiliCorp and the restrictions imposed on UtiliCorp under this Agreement, the Master Separation Agreement, any other Ancillary Agreement or any other agreement between the parties. Further, Aquila retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights granted to UtiliCorp and the restrictions imposed on UtiliCorp under this Agreement, the Master Separation Agreement, any other Ancillary Agreement or any other agreement between the parties.

                  (iii) ASSIGNMENT; COOPERATION FOR COMPLIANCE AND ENFORCEMENT

                        (A)(1)  UtiliCorp retains all rights under the
UtiliCorp Employee Agreements of all former UtiliCorp employees necessary to permit UtiliCorp to protect the rights and interests of UtiliCorp, but hereby transfers and assigns to Aquila its rights under the UtiliCorp Employee Agreements of all former UtiliCorp employees to the extent required to permit Aquila to enjoin, restrain, recover damages from or obtain specific performance of the UtiliCorp Employee Agreements or obtain other remedies against any employee who breaches his or her UtiliCorp Employee Agreement, and to the extent necessary to permit Aquila to protect its rights and interests.

                           (2) UtiliCorp and Aquila agree,  at their own
respective cost and expense, to use their reasonable efforts to cooperate as follows: (x) Aquila shall advise UtiliCorp of any violation(s) of any UtiliCorp Employee Agreement by Aquila Employees or former UtiliCorp employees, and any violation(s) of any Aquila Employee Agreement which affect UtiliCorp's rights; and (y) UtiliCorp shall advise Aquila of any violations of the UtiliCorp Employee Agreement by current or former UtiliCorp employees which affect Aquila's rights; provided, however, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                           (3) UtiliCorp and Aquila each may separately enforce
the Aquila Employee Agreements of Aquila Employees and former UtiliCorp employees to the extent necessary to reasonably protect their respective interests, provided, however, that (x) Aquila shall not commence any litigation relating thereto without first consulting with UtiliCorp's General Counsel or his or her designee and (y) UtiliCorp shall not commence any litigation relating thereto against any former UtiliCorp employee who is at the time an Aquila Employee without first consulting with Aquila's General Counsel or his or her designee. If either party, in seeking to enforce any UtiliCorp Employee Agreement, notifies the other party that it requires, or desires, the other party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce a UtiliCorp Employee Agreement of an Aquila Employee or former UtiliCorp employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

                         (B)(1)  Aquila retains all rights under the Aquila
Employee Agreements of all former Aquila employees necessary to permit Aquila to protect the rights and interests of Aquila, but hereby transfers and assigns to UtiliCorp its rights under the Aquila Employee Agreements of all former Aquila employees to the extent required to permit UtiliCorp to enjoin, restrain, recover damages from or obtain specific performance of the Aquila Employee Agreements or obtain other remedies against any employee who breaches his or her Aquila Employee Agreement, and to the extent necessary to permit UtiliCorp to protect its rights and interests.

                           (2) UtiliCorp and Aquila agree, at their own
respective cost and expense, to use their reasonable efforts to cooperate as follows: (x) UtiliCorp shall advise Aquila of any violation(s) of any Aquila Employee Agreement by UtiliCorp Employees or former Aquila employees, and any violation(s) of any UtiliCorp Employee Agreement which affect Aquila's rights; and (y) Aquila shall advise UtiliCorp of any violations of the Aquila Employee Agreement by current or former Aquila Employees which affect UtiliCorp's rights; provided, however, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                           (3) UtiliCorp and Aquila each may separately enforce
the UtiliCorp Employee Agreements of UtiliCorp Employees and former Aquila employees to the extent necessary to reasonably protect their respective interests, provided, however, that (x) UtiliCorp shall not commence any litigation relating thereto without first consulting with Aquila's General Counsel or his or her designee and (y) Aquila shall not commence any litigation relating thereto against any former Aquila employee who is at the time a UtiliCorp Employee without first consulting with UtiliCorp's General Counsel or his or her designee. If either party, in seeking to enforce any Aquila Employee Agreement, notifies the other party that it requires, or desires, the other party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce an Aquila Employee Agreement of a UtiliCorp Employee or former Aquila employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

         (c) UtiliCorp and Aquila understand and acknowledge that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this Section
10.05. In such circumstances, the parties agree to take action with respect to the Employee Agreements that best accomplishes the parties' objectives as set forth in this Section 10.05 and that is consistent with applicable law.

         10.06    PAYROLL AND WITHHOLDING

         (a) ACCRUED PAYROLL, BONUSES, PROFIT SHARING AND COMMISSIONS. UtiliCorp and Aquila shall agree on the manner and method of payment for all accrued payroll, bonuses, profit sharing and commissions agreed to on behalf of employees who have been employed by Aquila on or before the Group Status Change Date.

         (b) DELIVERY OF, AND ACCESS TO, DOCUMENTS AND OTHER INFORMATION. Concurrently with the Group Status Change Date, UtiliCorp shall develop and implement a plan to cause to be delivered to Aquila, the employee information set forth on all Forms W-4 executed by Aquila Employees as of the Group Status Change Date. UtiliCorp shall make reasonably available to Aquila all forms, documents or information, no matter in what format stored, relating to compensation or payments made to any employee or service provider of Aquila. Such information may include, but is not limited to, information concerning employee payroll deductions, payroll adjustments, records of time worked, tax records (e.g., Forms W-2, W-4, 940 and 941), and information concerning garnishment of wages or other payments. The intended result of this plan will be that all forms relating to Aquila Employees other than Aquila Retired Employees or Aquila Terminated Employees will reside at Aquila following the Group Status Change Date or the assumption of payroll processing responsibilities by Aquila.

         (c) CONSISTENCY OF TAX POSITIONS; DUPLICATION. UtiliCorp and Aquila shall individually and collectively make commercially reasonable efforts to avoid unnecessarily duplicated federal, state or local payroll taxes, insurance or workers' compensation contributions, or unemployment contributions arising on or after the Group Status Change Date. UtiliCorp and Aquila shall take consistent reporting and withholding positions with respect to any such taxes or contributions.

         10.07 PERSONNEL RECORDS. As of the Group Status Change Date, UtiliCorp shall transfer to Aquila, subject to applicable laws on confidentiality and data protection, all current and historic forms, documents or information, no matter in what format stored, relating to personnel and medical records processed by UtiliCorp and relating to Aquila Employees. Such forms, documents or information may include, but are not limited to: (a) information regarding a Aquila Employee's ranking or promotions; (b) the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting an employee's or service provider's compensation; and (c) performance evaluations. Aquila shall make reasonably available to UtiliCorp, subject to applicable laws on confidentiality and data protection, any forms, documents or information relating to Aquila Employees as UtiliCorp may reasonably request.

         10.08 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement, the Master Separation Agreement, or any other Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Aquila Employee or other future, present or former employee of UtiliCorp or Aquila under any UtiliCorp Plan or Aquila Plan or otherwise. Without limiting the generality of the foregoing: (a) none of the Distribution, the Group Status Change Date, and the termination of the Participating Company status of Aquila or any member of the Aquila Group shall cause any employee to be deemed to have incurred a termination of employment; and (b) no transfer of employment between UtiliCorp and Aquila before the Group Status Change Date shall be deemed a termination of employment for any purpose hereunder.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.01 EFFECT IF GROUP STATUS CHANGE DATE DOES NOT OCCUR. Subject to
Section 11.08, if the Group Status Change Date does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Group Status Change Date, or otherwise in connection with the Group Status Change Date, shall not be taken or occur except to the extent specifically agreed by the parties.

         11.02 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein. Nothing in this

Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         11.03 AFFILIATED COMPANIES. Each of UtiliCorp and Aquila shall cause to be performed, and hereby guarantees the performance of, any and all obligations of the UtiliCorp Group or the Aquila Group, respectively, hereunder.

         11.04 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         11.05 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Missouri as to all matters, regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

         11.06 SEVERABILITY. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall be deemed to be amended, and each party agrees to execute and deliver such documents and instruments as are reasonably requested by the other party to evidence such amendment, so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         11.07 AMENDMENT. Subject to the last sentence of Section 11.08, no change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of UtiliCorp and Aquila.

         11.08 TERMINATION. This Agreement may be terminated at any time prior to the Separation Date by and in the sole discretion of UtiliCorp without approval of Aquila. This Agreement may be terminated at any time after the Separation Date by mutual consent of the parties. In this regard, Aquila acknowledges that at any time prior to the Change of Control Date, UtiliCorp may, by virtue of its controlling ownership interest in Aquila, cause Aquila to terminate or amend this Agreement at UtiliCorp's direction.

         11.09 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

         11.10 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed effectively given the earlier of (a) when received, (b) when delivered personally, (c) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (d) one Business Day after being deposited with a nationally recognized overnight courier service, or (e) four Business Days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of such party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other party in writing.

         11.11 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and permitted assigns and transferees.

         11.12 ENTIRE AGREEMENT. This Agreement, together with the Master Separation Agreement, the other Ancillary Agreements, and the Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

         11.13 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or Section, or an Exhibit or Schedule, such reference shall be to an Article or Section, or an Exhibit or Schedule, of this Agreement unless otherwise indicated. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning ascribed to such term in this Agreement.

         11.14 RIGHT OF SET-OFF. UtiliCorp shall have the right at any time and from time to time to set off and apply any and all deposits or amounts of any member of the Aquila Group at any time held, and any and all indebtedness at any time owing, by any member of the UtiliCorp Group to or for the credit or account of any member of the Aquila Group against any and all obligations of Aquila now or hereafter arising under this Agreement, whether or not UtiliCorp shall have made any demand therefor.

         11.15 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of this Agreement to the contrary, in order to comply with the provisions of laws in other countries which UtiliCorp or its Subsidiaries or Aquila or its Subsidiaries operate or have employees, the parties, in their discretion, shall have the power and authority to (a) determine which individuals employed outside the United States are eligible to participate in any Plan; (b) modify the terms of this Agreement or any Plan as it applies to any person employed outside the United States; and (c) establish other Plans and other terms and procedures to the extent such actions may be necessary or advisable.

                                REMAINDER OF PAGE
                            INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties have signed this Employee Matters Agreement effective as of the date first set forth above.

                                 UTILICORP UNITED INC.


                                 /s/ Robert K. Green
                                 -----------------------------------------------
                                 Robert K. Green
                                 President and Chief Operating Officer


                                 AQUILA, INC.


                                 /s/ Keith G. Stamm
                                 -----------------------------------------------
                                 Keith G. Stamm
                                 Chief Executive Officer









                                SIGNATURE PAGE TO
                           EMPLOYEE MATTERS AGREEMENT

                                  SCHEDULE 2.01
                     EMPLOYMENT LIABILITIES INDEMNIFICATION

         Section 1. INDEMNIFICATION BY AQUILA. Except as otherwise provided in this Agreement or Section 3 of this Schedule, Aquila shall, for itself and as agent for each member of the Aquila Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the UtiliCorp Indemnitees from and against any and all Employment Liabilities that any third party seeks to impose upon the UtiliCorp Indemnitees, or which are imposed upon the UtiliCorp Indemnitees, if and to the extent such Employment Liabilities relate to, arise out of or result from any of the following items (without duplication): (i) any acts, errors or omissions or alleged acts, errors or omissions by or on behalf of any member or person employed in the conduct of the Aquila Business; and (ii) any breach by Aquila or any member or person employed by a member of the Aquila Group of this Agreement, the Master Separation Agreement or any other Ancillary Agreement.

         In the event that any member of the Aquila Group makes a payment to the UtiliCorp Indemnitees hereunder, and any of the UtiliCorp Indemnitees subsequently diminishes the Employment Liability on account of which such payment was made, either directly or through a third-party recovery, UtiliCorp will promptly repay (or will procure a UtiliCorp Indemnitee to promptly repay) such member of the Aquila Group the amount by which the payment made by such member of the Aquila Group exceeds the actual cost of the associated indemnified Employment Liability.

         Section 2. INDEMNIFICATION BY UTILICORP. Except as otherwise provided in this Agreement or Section 3 of this Schedule, UtiliCorp shall, for itself and as agent for each member of the UtiliCorp Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Aquila Indemnitees from and against any and all Employment Liabilities that any third party seeks to impose upon the Aquila Indemnitees, or which are imposed upon the Aquila Indemnitees, if and to the extent such Employment Liabilities relate to, arise out of or result from any of the following items (without duplication): (i) any acts, errors or omissions or alleged acts, errors or omissions by or on behalf of any member or person employed in the conduct of the UtiliCorp Business; and
(ii) any breach by UtiliCorp or any member or person employed by a member of the UtiliCorp Group of this Agreement, the Master Separation Agreement or any other Ancillary Agreement.

         In the event that any member of the UtiliCorp Group makes a payment to the Aquila Indemnitees hereunder, and any of the Aquila Indemnitees subsequently diminishes the Employment Liability on account of which such payment was made, either directly or through a third-party recovery, Aquila will promptly repay (or will procure a Aquila Indemnitee to promptly repay) such member of the UtiliCorp Group the amount by which the payment made by such member of the UtiliCorp Group exceeds the actual cost of the indemnified Employment Liability.

         Section 3. EXCEPTIONS. In accordance with the current practice in effect as of the execution of the Agreement, with respect to claims for benefits or compensation, if an underlying act or omission as contemplated in Section 1 or 2 of this Schedule occurs and such act or omission constitutes the principal basis for such a claim, then Section 1 or 2 shall apply, as applicable, to establish indemnification obligations. If, however, no specific act or omission occurs that is attributable to UtiliCorp or Aquila or any member of their respective Groups and the principal underlying basis for a claim for benefits or compensation involves plan administration or other similar systemic type activities related to maintenance of plans, notwithstanding Sections 1 and 2, in accordance with the current practice in effect as of the execution of the Agreement, Aquila and UtiliCorp shall be responsible for their pro rata allocated share of costs to defend such claim.

         Section 4. RELATIONSHIP TO MASTER SEPARATION AGREEMENT. Unless expressly modified in this Schedule, all other provisions of Article VI of the Master Separation Agreement will apply to an indemnifiable claim. Any claim which is not an Employment Liability will only be subject to the provisions of the Master Separation Agreement (or the appropriate Ancillary Agreement).